UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 18, 2015

NOVATEL WIRELESS, INC. (Exact name of registrant as specified in its charter)

Delaware	000-31659	86-0824673
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification number)

9645 Scranton Road San Diego, CA 92121
(Address of Principal Executive Offices) (Zip Code)
(858) 812-3400
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 18, 2015, Novatel Wireless, Inc. (the “Company”) entered into a Transaction Implementation Agreement (the “Agreement”) with DigiCore Holdings Limited, a company incorporated under the company laws of the Republic of South Africa (“DigiCore”). The Agreement, which is binding upon the Company and DigiCore, constitutes (a) the Company’s notice to DigiCore of the Company’s firm intention to make an offer to acquire 100% of the issued and outstanding ordinary shares of DigiCore (with the exception of certain excluded shares, including treasury shares), and (b) each party’s agreement to use all reasonable efforts to satisfy the conditions to the closing of the transaction. Irrevocable undertakings have been signed by holders of approximately 58% of DigiCore’s outstanding ordinary shares to vote in favor of the transaction. The acquisition will be implemented in accordance with the laws of South Africa and certain aspects of the transaction will be subject to the approval of the Takeover Regulation Panel in South Africa (the “TRP”). Upon consummation of the acquisition, Digicore will become an indirect wholly-owned subsidiary of the Company.

As consideration for the acquisition, the Company will pay 4.40 South African Rand per share for a total cash purchase price of approximately USD $87 million, based on currency exchange rates in effect at the time that the Agreement was executed. As required under the laws of South Africa, the total cash purchase price has been guaranteed by a registered South African bank, based on the Company placing the full purchase consideration in escrow with the South African bank. DigiCore is required to prepare and circulate to the shareholders of DigiCore documents setting out the full terms and conditions of the Company’s offer (the “Offer”). There are certain conditions to the circulation of such documents, which include but are not limited to, waiver by counterparties to certain material contracts (including certain employment agreements) of rights or benefits arising out of the proposed change of control, approval of the transaction-related documents by the TRP, the Johannesburg Stock Exchange and other relevant governmental entities in South Africa, receipt of an independent expert’s opinion to the effect that the consideration being offered is “fair and reasonable,” and a unanimous recommendation by the independent board of directors of DigiCore that the shareholders of DigiCore vote in favor of the Offer.

In connection with the acquisition and subject to certain requisite approvals, the Company intends to make an offer to holders of DigiCore employee options to (a) cash out their existing vested, in-the-money options for 4.40 South African Rand per share, less the exercise price, (b) exchange their unvested, in-the money options, for options to acquire shares of the Company’s common stock of equal value, subject to certain conditions, and (c) forfeit all out-of-the-money options (the “Employee Option Offer”).

If either (a) the Offer is not approved by at least 75% of the outstanding ordinary shares represented at the DigiCore shareholder meeting and entitled to vote or (b) shareholders holding more than 5% of the outstanding ordinary shares of DigiCore give notice that they object to the transaction or exercise appraisal rights with respect to the transaction, then a substitute offer (the “Substitute Offer”) will be deemed to have been made by the Company to acquire the shares on the same terms and conditions as the Offer, except that the consummation of the Substitute Offer will be subject to the condition that holders of at least 90%, or a lower percentage specified by the Company, of the outstanding ordinary shares accept the Substitute Offer.

The Agreement contains limited representations and warranties of both parties and limited operational covenants that prevent DigiCore from engaging in certain actions prior to completion of the acquisition that could potentially be harmful to DigiCore or the resulting combined company. Consummation of the transactions contemplated by the Agreement is subject to various conditions, including the absence of any law or order prohibiting such transactions or making them illegal, the absence of a material adverse effect with respect to DigiCore, approval of the South African Reserve Bank of the Employee Option Offer, approval by the competition authorities in South Africa and the accuracy of the representations and warranties made by the parties.

During the period between the signing of the Agreement and the closing of the acquisition, DigiCore has agreed to negotiate and deal on an exclusive basis with the Company and refrain from entering into or continuing any talks, discussions, negotiations or other communications relating to or that may reasonably lead to a competing proposal. The Agreement is subject to termination in certain circumstances set forth in the Agreement and will automatically terminate if all closing conditions are not satisfied by December 15, 2015, or such later date as the parties may agree to in writing. If the Company terminates the Agreement because DigiCore fails to comply with certain of its covenants and at the time of such termination a competing proposal has been made, which competing proposal is ultimately implemented, the Company will be entitled to receive, in addition to any other remedies available under applicable law, liquidated damages equal to 9.5 million South African Rand, or approximately USD $800,000, based on currency exchange rates in effect at the time that the Agreement was executed.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K, and the terms of which are incorporated herein by reference.

The Agreement has been provided pursuant to applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) in order to provide investors and stockholders with information regarding its terms; however, it is not intended to provide any other factual information about the Company, DigiCore, their respective subsidiaries and affiliates, or any other party. In particular, the representations, warranties and covenants contained in the Agreement have been made only for the purpose of the Agreement and, as such, are intended solely for the benefit of the parties to the Agreement. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Agreement. Furthermore, many of the representations and warranties in the Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about the Company, DigiCore, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Agreement and these changes may not be fully reflected in the Company’s public disclosures. As a result of the foregoing, investors and stockholders are strongly encouraged not to rely on the representations, warranties and covenants contained in the Agreement, or on any descriptions thereof, as accurate characterizations of the state of facts or condition of the Company or any other party.

Additional Information and Where to Find It

The stockholders of the Company will be asked to approve the use of proceeds from the Company’s recent offering of convertible notes to fund the acquisition of the outstanding ordinary shares of DigiCore. In order to solicit this approval, the Company will file documents with the SEC, including a definitive proxy statement relating to the proposed transaction. The definitive proxy statement will also be mailed to the Company’s stockholders in connection with the proposed transaction. Investors and security holders are urged to read these documents when they become available because they will contain important information about the Company, DigiCore and the proposed transaction. Investors and security holders may obtain free copies of these documents and other related documents filed with the SEC at the SEC’s web site at http://www.sec.gov or by directing a request to Novatel Wireless, Inc., 9645 Scranton Road, Suite 205, San Diego, California 92121, Attention: Stockholder Services.

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the definitive proxy statement when it is filed with the SEC. Additional information regarding the directors and executive officers of the Company is also included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 10, 2015 and the definitive proxy statement relating to its 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2015. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Stockholder Services at the Company, as described above.

Item 8.01.	Other Events.

The disclosures set forth above under Item 1.01 are hereby incorporated by reference into this Item 8.01 and may be deemed to constitute soliciting materials under Rule 14a-12 of the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	2.1*	Transaction Implementation Agreement, by and between Novatel Wireless, Inc. and DigiCore Holdings Limited, dated June 18, 2015.

* Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, statements regarding the timing and likelihood of the Company's planned acquisition of DigiCore, certain terms of the proposed acquisition, conditions precedent to consummating the proposed acquisition, and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For example, the consummation of the proposed acquisition is subject to a number of closing conditions and the failure to satisfy any one of these conditions could result in the transaction not closing, in which case none of the expected future benefits of the transaction would occur. Other risks and uncertainties that could affect the forward-looking statements set forth in this Current Report on Form 8-K include: failure of the shareholders of DigiCore to approve the proposed transaction; failure of the stockholders of the Company to approve the use of proceeds from its recent offering to fund the acquisition; failure to obtain required regulatory approvals, including clearances from applicable anti-competition authorities; the challenges and costs of closing, integrating, restructuring, and achieving any anticipated synergies or benefits from the proposed transaction; the distraction of management or other diversion of valuable resources within each company caused by the proposed transaction; the ability to retain key employees, customers, and suppliers during the pendency of the proposed transaction and afterward; the negative affect that the announcement of the transaction may have on anticipated sales to existing customers of the Company that compete or propose to compete with DigiCore; and factors generally affecting the business, operations, and financial condition of either the Company or DigiCore, including the information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, subsequent Quarterly Reports on Form 10-Q, and other reports and filings with the SEC and risks described in any regulatory filings made by DigiCore with securities regulators in South Africa.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVATEL WIRELESS, INC.

	By:	/s/ Lance Bridges
Lance Bridges
Senior Vice President, General Counsel
Date: June 24, 2015